SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: April 29, 1999



                       UNITED INTERNATIONAL HOLDINGS, INC.
               (Exact Name of Registrant as Specified in Charter)


   DELAWARE                          0-21974                      84-1116217
(State or other                   (Commission                  (IRS Employer
jurisdiction of                   File Number)                 Identification #)
incorporation)



             4643 SOUTH ULSTER STREET, SUITE 1300, DENVER, CO 80237
                     (Address of Principal Executive Office)


                                 (303) 770-4001
              (Registrant's telephone number, including area code)

ITEM 5.   OTHER EVENTS.
----------------------

On April 29, 1999, an indirect wholly owned subsidiary of United International Holdings, Inc. ("UIH" or the "Company"), acquired a 60% interest in VTR Hipercable S.A. ("VTRH"), a Chilean company that is the largest provider of wireline and "wireless" cable television and digital direct-to-home satellite services and a growing provider of telephone services in Chile. This acquisition, combined with the 40% interest in VTRH that is owned by another indirect wholly owned subsidiary of the Company, gives UIH an indirect 100%
interest in VTRH. The purchase price for the 60% interest in VTRH was approximately $258 million in cash, which included repayment of advances from the other shareholders of VTRH and certain other expenses. In addition, the Company provided capital for VTRH to prepay approximately $126 million of existing bank indebtedness and a promissory note from the Company to one of the other shareholders of VTRH.

         To finance the prepayment of VTRH's indebtedness and a portion of the purchase price for the VTRH acquisition, the Company concurrently sold in a private transaction $208.9 million of 10 7/8% Senior Discount Notes due 2009 (the "Notes"). The remaining portion of the acquisition was funded with cash on hand and approximately $145 million borrowed under a Senior Secured Credit Facility between VTRH and a syndicate of banks (the "Bank Facility").

         The Bank Facility consists of two tranches--Tranche A, which is a single term loan facility with an aggregate principal amount of $140 million, substantially all of which was borrowed for the VTRH acquisition, and Tranche B, which is a three-year term loan facility, with an aggregate principal amount of up to $80 million. Both tranches have been guaranteed by VTRH and its subsidiaries. The banks are in the process of syndicating the final approximately $50 million of the Bank Facility. The Company has agreed to participate in the syndication as necessary.

         The Notes have essentially the same terms as the Company's outstanding 10 3/4% Senior Secured Discount Notes due 2008, except for the maturity and coupon rate and that the Notes are not secured.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
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(C)      EXHIBITS

10.1 Promise Agreement entered into as of October 15, 1998, among UIH Latin America, Inc., VTR S.A. and Compania Nacional de Telefonos, Telefonica del Sur S.A.

10.2     Credit  Agreement  dated as of April 28, 1999,  among UIH Chile Holding
         S.A.,  the  subsidiary  guarantors  named  therein,   Toronto  Dominion
         (Texas), Inc., TD Securities (USA), Inc. and Citibank, N.A.

10.3 Indenture dated as of April 29, 1999, between the Company and Firstar Bank of Minnesota, N.A., as Trustee.

10.4 Note Purchase Agreement dated as of April 29, 1999, among the Company and the purchasers named therein.

10.5 Registration Rights Agreement dated as of April 29, 1999, among the Company and the purchasers named therein.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.


                                            UNITED INTERNATIONAL HOLDINGS, INC.



DATE:  May 7, 1999                          By: /S/ Valerie L. Cover
                                               --------------------------------
                                                 Valerie L. Cover
                                                 Controller